Exhibit 10.51

PROMISSORY NOTE

Principal Amount: US$_____

Dated: ________

FOR VALUE RECEIVED, Alberton Acquisition Corporation (the “Maker” or the “Company”) promises to pay to the order of SolarMax Technology, Inc., a Nevada corporation (the “Payee”), the principal sum of ____ US$_____), on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this note (the “Note”).

1. Payment of Principal. The principal balance of this Note shall be payable by the Maker to the Payee upon the first to occur of (i) the date on which the Maker consummates a merger or other business combination with the Payee, or (ii) the date on which, pursuant to the Maker’s Articles of Association, the Maker must complete a Business Combination, which date is presently October 26, 2020, or (iii) the date on which either (x) the Letter of Intent dated September 3, 2020 by and between the Maker and the Payee Payee (the “LOI”) or (y) the Acquisition Agreement, as defined in the LOI, shall be terminated for any reason or (iv) the date an Event of Default shall occur.

2. Interest. This Note is non-interest bearing; provided, that if this Note is not paid in full on the Maturity Date, this Note shall bear interest at the annual rate equal to ten percent (10%) per annum from the Maturity Date due until the day on which all sums due are received by the Payee.

3. Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a) Failure by the Maker to pay the principal amount due of the Maturity Date.

(b) If the Maker or any affiliate of the Maker shall engage in negotiations with respect to or enter into any agreement, memorandum of understanding, letter or intent with respect to any kind business combination with any person

(c) The Maker shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Maker or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

(d) Any money judgment, writ or similar process shall be entered or filed against the Maker or any of its property or other assets for more than $150,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Payee, which consent will not be unreasonably withheld.

(e) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Maker, or the Maker admits in writing its inability to pay its debts generally as they mature.

(f) The Maker shall fail to maintain the listing of its common stock and warrants on the Nasdaq Capital Market

(g) The Maker fails to perform or comply with any one or more of its obligations under this Note.

(h) Any present or future indebtedness of the Maker in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any event of default, or any such indebtedness is not paid when due or, as the case may be, within any applicable grace period.

(i) A distress, attachment, execution or other legal process is levied or enforced on or against any assets of the Maker which is not discharged or stayed within 30 days.

(j) It is or becomes unlawful for the Maker to perform any of its obligations under this Note, or any obligations of the Maker under this Note are not or cease to be legal, valid, binding or enforceable.

4. Effect of Event of Default. Upon the occurrence of an Event of Default, the principal amount of this Note shall automatically become due and payable. The Payee shall be entitled to exercise any rights available to the Payee under applicable law. In the event that the Payee incurs expenses to enforce its rights under this Note, the Maker shall promptly pay all expenses reasonably incurred by the Payee in evaluating and enforcing its rights, including reasonable legal fees and expenses, regardless of whether any legal action is commenced.

5. Taxes. The Maker will pay all amounts due hereunder free and clear of and without reduction for any taxes, levies, imposts, deductions, withholding or charges imposed or levied by any governmental authority or any political subdivision or taxing authority thereof with respect thereto (“Taxes”). The Maker will pay on behalf of the Payee all such Taxes so imposed or levied and any additional amounts as may be necessary so that the net payment of principal and any interest on this Note received by the Payee after payment of all such Taxes shall be not less than the full amount provided hereunder.

6. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. For the purpose of this Note, “business day” shall mean a day (other than a Saturday, Sunday or public holiday) on which banks are open in the State of California for general banking business.

7. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service that provides with evidence of delivery with charges prepaid, or (iv) transmitted by hand delivery, e-mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the date of delivery or attempted delivery by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Maker, to:

Alberton Acquisition Corporation

Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

Attention: Guan Wang, Chairwoman and Chief Executive Officer

Email: 13823785366@163.com

If to the Payee, to:

SolarMax Technology, Inc.

3080 12th Street

Riverside, CA 92507

Attention: David Hsu, Chief Executive Officer

Email: DavidH@solarmaxtech.com

8. Construction. This Note shall be construed and enforced in accordance with the laws of New York, without regard to conflict of law provisions thereof.

9. Waiver against Trust. In making the loan to the Maker and accepting this Note, the Payee acknowledges that the proceeds from the Maker’s initial public offering are held in a trust account and the Payee is waiving any rights against the funds in the trust account as provided in Section 3 of the LOI until such time as a Business Combination is completed.

10. Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the federal or state courts located in the County of Riverdale in the State of California. The Maker hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Maker hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party prevails on substantially all issues in dispute, the prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. THE MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Partial Invalidity. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

12. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Maker covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any usury law that would prohibit or forgive the Maker from paying all or a portion of the principal or interest on this Note.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee in the case of an amendment or by the Payee in the case of a waiver.

14. Assignment. This Note shall be binding upon the Maker and its successors and assigns and is for the benefit of the Payee and its successors and assigns, except that the Maker may not assign or otherwise transfer its rights or obligations under this Note. The Payee may at any time without the consent of or notice to the Maker assign to one or more entities all or a portion of its rights under this Note.

The Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Alberton Acquisition Corporation

By:
Name:	Guan Wang
Title:	Chairwoman & CEO